Exhibit 10.23

AMENDMENT TO

OFFER LETTER

This AMENDMENT TO OFFER LETTER (this “Amendment”) is made as of April 25, 2020 by and between Adicet Bio, Inc., a Delaware corporation (the “Company”), and Francesco Galimi (“Executive”).

RECITALS

WHEREAS, the Company and Executive are parties to that certain Offer Letter, dated as of September 4, 2019, by and between the Company and Executive, as amended, modified or restated from time to time (the “Offer Letter”), and believe that it is in the best interests of the parties to amend the Offer Letter as provided herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein, the Company and Executive, intending to be legally bound hereby, agree as follows:

1.1    Definitions; Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Offer Letter. Any direct or indirect references in the Offer Letter to “this letter agreement” shall be deemed to be references to the Offer Letter as amended hereby.

1.2    Amendment to Section 2.f. Section 2.f. of the Offer Letter shall be amended by deleting such section in its entirety and replacing it with the following:

“f.    Commuting and Lodging Expenses; Relocation Reimbursement. The Company will provide a fully taxable reimbursement for reasonable travel and lodging expense of up to $6,000 per month (for up to two years from your start date), less all required deductions and withholdings, related to your travel back and forth from San Diego, California to the San Francisco Bay Area to provide services under this letter agreement, upon submission of proper vouchers and documentation in accordance with the Company’s expense reimbursement policy (“Commuting Expenses”). If, during the term of your employment, you choose to relocate permanently to the San Francisco Bay Area (a “Permanent Relocation”), the Company will make a fully taxable lump sum payment to you to cover Reasonable Moving Expenses (as defined below) of up to a maximum of $60,000 (the “Relocation Reimbursement”); provided, however, that if you are terminated for Cause (as defined below) or resign other than for Good Reason (as defined below) within six (6) months of such Relocation Reimbursement, you shall repay to the Company such Relocation Reimbursement. The Relocation Reimbursement shall be paid within thirty (30) days after you have submitted to the Company such documentation supporting such reimbursement as is required under the Company’s generally applicable policies regarding same. Following any Permanent Relocation, you shall no longer be eligible for reimbursement of any Commuting Expenses. For purposes of this letter agreement, “Reasonable Moving Expenses” shall mean your actual out of pocket expenses (but not, for the avoidance of doubt, any loss on sale, real estate-related taxes or attorneys’ fees) related to (A) the disposition of your then current principal residence, (B) relocation of your principal residence to a location within seventy-five (75) miles of your then current principal place of work for the Company, (C) house-hunting trips related to such relocation and (D) other moving expenses incurred to relocate your household goods, furnishings, and personal belongings from your then current residence to your new residence.”

1.3    Miscellaneous. Except as specifically set forth herein, all of the terms and provisions of the Offer Letter shall remain unchanged, unmodified and in full force and effect, and the Offer Letter shall be read together and construed with this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing one counterpart. Any signature page delivered by facsimile or e-mail transmission of images in Adobe PDF or similar format shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. This Amendment, together with the Offer Letter as amended hereby and the documents referred to therein, shall supersede and replace any prior agreement between the Company and Executive relating to the subject matter hereof. This Amendment is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Amendment, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Amendment except in the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter hereof may not be enforced in or by such court.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

ADICET BIO, INC.

By:	/s/ Anil Singhal
Name:	Anil Singhal
Title:	CEO

SIGNATURE PAGE TO AMENDMENT TO

OFFER LETTER

EXECUTIVE:

FRANCESCO GALIMI

By:	/s/ Francesco Galimi
Name:	Francesco Galimi

SIGNATURE PAGE TO AMENDMENT TO

OFFER LETTER